UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2009

OREXIGEN THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33415	65-1178822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3344 N. Torrey Pines Ct., Suite 200, La Jolla, CA	92037
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 875-8600

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) The Compensation Committee (the “Committee”) of the Board of Directors of Orexigen Therapeutics, Inc. (the “Company”) approved an amendment (the “Amendment”) to the Company’s 2007 Equity Incentive Award Plan (as amended, the “Plan”) to provide for the reservation of 500,000 shares of the Company’s common stock to be used exclusively for the grant of awards to individuals not previously an employee or non-employee director of the Company (or following a bona fide period of non-employment with the Company), as an inducement material to the individual’s entering into employment with the Company within the meaning of Rule 5635(c)(4) of the NASDAQ Listing Rules (“Rule 5635(c)(4)”). The Plan was amended by the Committee without stockholder approval pursuant to Rule 5635(c)(4).

A complete copy of the Plan is filed herewith as Exhibit 10.1 and incorporated herein by reference. The above summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	2007 Equity Incentive Award Plan, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OREXIGEN THERAPEUTICS, INC.

Date: November 24, 2009	By:	/s/ GRAHAM K. COOPER
	Name:	Graham K. Cooper
	Title:	Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	2007 Equity Incentive Award Plan, as amended.